Exhibit 4.154

CREDIT ACCEPTANCE FUNDING LLC 2023-A
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, MI 48034-8339

July 26, 2024

Wells Fargo Bank, National Association,
as Deal Agent
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

RE:     Credit Agreement – Request for Consent

Ladies and Gentlemen:
Reference is hereby made to the Loan and Security Agreement, dated as of November 30, 2023 (as amended from time to time, the "Agreement"), by and among us, as Borrower, Credit Acceptance Corporation, as Originator, Servicer and Custodian, the Lenders from time to time party thereto, you, as Deal Agent, and Computershare Trust Company, N.A., as Backup Servicer and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
For purposes of the definition of the term "Credit Agreement" set forth in Section 1.1(b) of the Agreement, your consent (acting at the direction, or with the consent of, the Required Lenders) is required in order for references to the term "Credit Agreement" used in the Agreement to refer to the "Credit Agreement" as in effect through the date hereof. Since the Closing Date, the "Credit Agreement" has been amended by (i) the Twelfth Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 17, 2024, attached hereto as Exhibit A, and (ii) the Thirteenth Amendment to Sixth Amended and Restated Credit Agreement, dated as of July 26, 2024, attached hereto as Exhibit B.
We hereby request you countersign this letter to evidence your consent to changing the references to "Credit Agreement" in the Agreement and any other Transaction Documents so that such references are to the "Credit Agreement" as amended through the date hereof rather than to the "Credit Agreement" as in effect on the Closing Date.

[Signature Page Follows]

Sincerely,
CREDIT ACCEPTANCE FUNDING LLC 2023-A
By: /s/ Douglas W. Busk
Name:    Douglas W. Busk
Title:    Chief Treasury Officer

CONSENTED TO BY:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Deal Agent
By: /s/ Caleb Keitt
Name:    Caleb Keitt
Title:    Vice President/Authorized Signatory